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                                   EXHIBIT 99

THE TAMPA BANKING COMPANY, 601 Bayshore Boulevard, Tampa, Florida 33606 PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON        , 1994

The undersigned stockholder of The Tampa Banking Company (the "Corporation")
hereby appoints        or        , or either of them, with power of
substitution as Proxies for the undersigned to vote for and in the name, place and stead of the undersigned at the Special Meeting of Stockholders of the
Corporation, to be held at 4:30 p.m. on        , 1994, at 4400 N. Armenia
Avenue, Tampa, Florida 33603 and at any adjournment thereof according to the number of votes and as fully as the undersigned would be entitled to vote if personally present.

  1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 9, 1994, WHICH PROVIDES FOR THE MERGER OF THE CORPORATION WITH AND INTO AMSOUTH BANCORPORATION.

     _____FOR   _____AGAINST   _____ABSTAIN

  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL      Please sign exactly as name
BE VOTED IN THE MANNER DIRECTED HEREIN BY     appears on the label below. When
THE UNDERSIGNED STOCKHOLDER. IF NO            shares are held by joint
DIRECTION IS MADE, THIS PROXY WILL BE         tenants, both should sign. When
VOTED FOR EACH PROPOSAL DESCRIBED.            signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation,
                                              please sign full corporate name
                                              by president or other authorized
                                              person.
                                              The undersigned acknowledges
                                              receipt of the Notice of said
                                              Meeting and the Proxy
                                              Statement--Prospectus dated
                                                  , 1994, by signing this
                                              Proxy.

                                              DATED: ____________________, 1994

                                              No. of Shares Owned: ____________
                                              _________________________________
                                                          Signature

                                              _________________________________
                                                  Signature if held jointly

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                                                           Address